Exhibit 99.1

TWIN RIVER CLOSES ADDITIONAL $275 MILLION TERM LOAN

Providence, R.I., May 11, 2020 Twin River Worldwide Holdings, Inc. (NYSE: TRWH) announced today that it had completed its previously announced $275 million increase of the term loan under its existing credit facility. Twin River intends to repay all $250 million of borrowings under its revolving credit facility, which will continue to be available to the Company.

The term loan financing satisfied the financing condition in Twin River’s agreement to purchase Eldorado Shreveport Resort and Casino and MontBleu Resort Casino & Spa from Eldorado Resorts, Inc. The acquisitions are expected to close over the course of roughly 12 months.

“With this financing, we have in excess of $600 million of cash on hand. Giving pro forma effect to repayment of our revolver and the payment for all contracted acquisitions as if they were all completed on March 31, 2020, our total liquidity still would have exceeded $210 million. This positions us to emerge from the COVID-19 shutdowns in an extraordinarily liquid position and to readily fund our planned capital investments,” said George Papanier, President and Chief Executive Officer. “We’re also positioned to take advantage of opportunities that we think will be presented to well-capitalized companies after COVID-19,” Papanier said.

About Twin River

Twin River Worldwide Holdings, Inc. owns and manages seven casinos, two in Rhode Island, one in Mississippi, one in Delaware, and three casinos as well as a horse racetrack that has 13 authorized OTB licenses in Colorado. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Dover Downs Hotel & Casino (Dover, DE), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 695 slots and 17 table games combined for its Colorado facilities to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol "TRWH."

Forward-Looking Statements

This communication contains "forward-looking" statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including future financial and operating results and the Company's plans, objectives, expectations and intentions, legal, economic and regulatory conditions are forward-looking statements.

Forward-looking statements are sometimes identified by words like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty surrounding the ongoing COVID-19 outbreak and duration of time Twin River is required to close facilities; (2) customer responses when facilities are reopened; and (3) other risk factors as detailed under Part I. Item 1A. "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on March 13, 2020. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Investor Contact

Steve Capp
Executive Vice President and Chief Financial Officer
401-475-8564
InvestorRelations@twinriver.com

Media Contact

Liz Cohen / Connor Moriarty
Kekst CNC
212-521-4825 / 212-521-4833
Liz.Cohen@kekstcnc.com
Connor.Moriarty@kekstcnc.com